Exhibit 10.1

AMENDMENT TO THE

SCOTT’S LIQUID GOLD-INC.

2005 STOCK INCENTIVE PLAN

1. Recitals. Pursuant to resolutions adopted by the Board of Directors on September 2, 2014, Scott’s Liquid Gold-Inc. hereby amends the Scott’s Liquid Gold-Inc. 2005 Stock Incentive Plan (the “Plan”) as set forth herein.

2. Amendment of Plan. The following amendment to the Plan is adopted, effective as provided in Paragraph 3 below:

The Plan is hereby amended to revise Section 4.2 to read in its entirety as follows:

“INDIVIDUAL LIMIT. During any single calendar year, no Participant shall be eligible to be granted Awards exceeding 10% of the limits set forth in Section 4.1. From the Effective Date to the date on which the Plan terminates, no Participant shall be eligible to be granted Awards exceeding 20% of the limits set forth in Section 4.1.”

3. Effective Date. The Effective Date of this Amendment shall be on September 2, 2014.

4. Terms and Conditions of Plan. Except for the amendments in paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

5. Execution. Scott’s Liquid Gold-Inc. has executed this Amendment as of the date set forth below.

SCOTT’S LIQUID GOLD-INC.

COMPANY

By:    /s/ Barry J. Levine

Date: September 2, 2014